Exhibit 23.2

TAUBER & BALSER, P.C.

Certified Public Accountants

3340 Peachtree Road, N.E.

Suite 250

Atlanta, GA 30326

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this registration statement of Next, Inc. on Form S-8, to be filed on or about April 29, 2004, of our report dated January 14, 2004 appearing in the Company’s 10-KSB filed on February 26, 2004.

/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C.

Atlanta, Georgia

April 28, 2004